Exhibit 99.2

Filed by: ThermoGenesis Corp.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: ThermoGenesis Corp.
Commission File No.: 333-82900

ThermoGenesis and Totipotent Merger Agreement FAQ

STRATEGY

1.	What and when is the next value inflection point for Cesca?
•	We believe there is immediate value creation with this transaction due to the growth potential that it represents, as it creates a combined platform branded as Surgwerks™ completely unparalleled in this space: one with a fast bedside process producing consistent, measurable, safe, effective and clinically validated systems for addressing significant unmet clinical needs within large patient populations. As we begin to generate additional data from these indication specific systems, for which there are a number of milestones in 2013 and 2014, we expect to see greater value realized.
•	We will be pursuing a regulatory path per the Pre-Market Approval (“PMA”) process as combination products in the U.S., E.U. and certain emerging markets for 6 indications. This may require safety, dosing, and efficacy studies to be conducted under the Investigational New Drug (“IND”) mechanism. Additionally, we will take advantage of the substantial interest for industry partnerships to pursue certain of the PMA approvals where external expertise is helpful.
•	Lastly, we see significant potential in our cord blood and point-of-care business, which, as a combined organization, has the potential to achieve substantial organic growth in Asia, Europe and the Americas.

2.	What are the general treatment areas we should be thinking about first and foremost in terms of both achievable regulatory and commercial success?
•	Cesca will focus on specific indications in the cardiovascular, orthopedic and neurological areas that represent significant market opportunities for our Surgwerks autologous therapies. We will capitalize on the existing positive results of our Pilot and Phase I studies, pursuing up to six indication specific therapeutic approvals, some on our own, some with partners.

3.	What does the competitive landscape look like for Cesca? What distinguishes the combined product/offering?
•	First, Cesca has a cell-therapy based CRO embedded within, which is unique in this market space. Our competitors, by necessity, will continue using high-cost, outside non-cell therapy (pharma-based) CRO’s to manage their trials, which puts them at a significant disadvantage. Our trials will be compliant per the FDA’s March 2012 guidance document which lays the roadmap for FDA’s acceptance of foreign clinical trials not conducted under an IND.
•	Second, per the FDA’s guidance that a cellular therapy using both a device(s) and a cellular (biological) product must follow a combination product co-packaging and approval process outlined in 21 CFR 3.2(e) drives the requirement for a combination development organization. Therefore, owning the devices and the cell formulation, as well as the proprietary process that ensures the consistency from start to finish for each procedure within 60 minutes is a major competitive advantage.
•	We believe we will have the first commercially viable autologous cell therapy, i.e. a fully integrated cell therapy “combination product”: a bedside procedure, which is safe, rapid and dose guaranteed, backed by clinical efficacy, safety and regulatory simplicity of an autologous cell approach.

4.	What sort of intellectual property supports Totipotent formulations and protocols?
•	The procedures and technology used in our clinical studies are proprietary. Cesca’s platform is protected by three patent pending methods, each indication specific, with a fourth near submission, in addition to ThermoGenesis’ 43 US and international device and method patents.
•	Unlike other devices in the marketplace ThermoGenesis’ technology has the unique ability to be algorithmically controlled to produce precise cell formulations to address multiple disease indications.

5.	What sort of data do you have regarding Totipotent’s formulations and protocols?
•	There are 10 pilot and phase 1b clinical trials either completed to date or nearing completion.
•	Two pilot studies have been published to date: one demonstrating safety of the general process in orthopedic and neurological indications and one demonstrating preliminary efficacy in orthopedic regeneration in non-uniting fractures of long bones.
•	A third safety/efficacy Phase 1b study jointly sponsored by Totipotent and ThermoGenesis is nearing completion this summer. Although we cannot pre-publish the data, the results are extremely encouraging. This study in particular demonstrates proof of principle for Totipotent’s ischemic cardiovascular process and indication-specific cell formulation.

6.	What will the current cord blood program contribute in terms of revenue/percent of revenue and how do you see this growing?
•	We anticipate the cord blood program to be a major contributor to the topline in the near term.
•	While we expect our cord blood business to grow substantially, we also expect that therapeutic revenues will meet and exceed our cord blood business as we launch our commercialization programs for our key indications.

7.	Can you speak to anticipated revenue and EBITDA projections as a combined company/provide guidance?
•	In the near term we expect that Cesca cord blood revenues will comprise the majority of our revenues and will continue to be an important growth engine for our base business. ThermoGenesis is the existing market leader, and combined with Totipotent’s existing cord blood business we anticipate meaningful growth. The second source of near term revenue growth will be the expansion of our bone marrow and PrP processing business. We expect these two sources to drive our near term top line growth while we create value by advancing clinical milestones in our pursuit of expanded market growth therapeutics.

8.	When do you expect to be profitable?
•	On a combined basis, we expect our base business to be an important element of our strategic plan and will be the primary driver for our revenue growth in the near term. However, we expect to drive significant shareholder value through investments in our clinical trial initiatives. While we expect that these investments will impact our near term profitability, we believe that the value derived from commercializing our various clinical results will drive significant revenue growth and shareholder returns.

9.	Can you describe the relationship with Fortis? What sort of financial terms exist there and what does Fortis get in return?
•	Totipotent and Fortis have a long term global exclusive collaboration agreement, which includes co-marketing and profit sharing specific to the Fortis hospital network in the regenerative medicine space. Fortis has healthcare facilities in 6 countries, and treats more than 10,000 inpatients and 15,000 outpatients per day.

10.	Why Totipotent?
•	We believe this transaction has the highest potential for value creation – over both the short- and long-term – of any available strategic transaction. Totipotent has significant experience in conducting pilot clinical trials, and in collaboration with Fortis, in providing purpose-specific processed cells to physicians. This experience is extremely valuable to our plan of designing therapeutics and in testing them clinically.

11.	Does FDA accept clinical data generated in India?
•	Yes, the US FDA accepts data generated in Cesca’s CRO laboratory just as it does for any qualified laboratory located in the US or Europe. This is because the Cesca CRO is US FDA registered, and certified to the necessary international standards in Good Clinical Practice, Good Laboratory Practice, and Good Manufacturing Practice with over 500 patients treated to date, all under approved protocols. Our principle investigators and clinical investigators are all U.S., Canadian, Australian or European trained and are considered luminaries in their field. This is an important aspect of Cesca’s value potential, as we can execute clinical studies at a fifth of the cost of comparable studies in the US and EU.

TRANSACTION TERMS/FINANCIALS

12.	How did you arrive at the valuation? Did both companies receive a fairness opinion?
•	Our determinations of value were based on two primary factors. First, ThermoGenesis is a market leader in supplying technologies and solutions for the processing, preparation and preservation of cell-based products and our medical devices were key components of the clinical trial work done by Totipotent. Secondly, Totipotent has extensive experience in developing clinically validated therapeutic protocols and cell therapy kits for major therapeutic areas. Both companies bring valuable partnerships to the combined company and we believe the revenue and expense synergies that will be realized support the valuation of the companies.
•	A fairness opinion was rendered by Roth Capital Partners.

13.	Is there overlap in the product and service offerings between the two companies? Will there be any eliminated redundancies?
•	Generally, this is a very complementary combination, with little operational overlap, so the majority of synergy will arise as we use Totipotent’s POC clinical know-how and surgical experience to further unlock the value of our platforms in the therapeutic development process and delivery processes.

14.	How much capital is required to execute the Cesca planned clinical development strategy?
•	To maximize the value of our clinical trials and accelerate our ability to commercialize our products in the growing market place we expect to invest approximately $15 to $20 million in our clinical and product platform initiatives in the next 36 months. We anticipate that the timing and amount of our investment will be staged consistent with our major clinical milestones. We will rely on potential cash flows from our combined operations and explore all available funding alternatives, including grant monies and strategic partnerships, to pursue a strategy that is in the best interest of our stockholders.

15.	Is closing the transaction contingent on closing additional financing?
•	No, it is not.

16.	What does Totipotent’s current and historical financials look like? Balance sheet? Cash? Debt? Revenue/income?
•	Financial information for Totipotent will be disclosed in our forthcoming Form S-4 to be filed with the Securities and Exchange Commission.

17.	When do you expect to file your Form S-4?
•	We expect to file our Form S-4 in September 2013 which will be subject to the SEC’s customary review and approval process. Depending on the timing of the SEC’s process, we expect our Form S-4 to be effective in September 3013.

18.	What is the pro-forma cash position and burn for Cesca?
•	Any financial information relating to Cesca will be disclosed in our forthcoming Form S-4 to be filed with the Securities and Exchange Commission.

19.	What is ThermoGenesis’ current cash position?
•	As of March 31, 2013, ThermoGenesis reported cash and equivalents of $7.5 million.

20.	What happens if this merger does not close? What is the alternative plan?
•	ThermoGenesis and Totipotent fully expect the merger will be well received and approved by our respective shareholders in due course. We are, nevertheless, mindful of, and plan for, such an unlikely outcome. Aren’t going to discuss those alternative plans at this time as we soundly believe this transaction is compelling to stockholders of both companies and we are committed to executing our combined business plan.

Forward Looking Statement
This FAQ contains forward-looking statements. Such forward-looking statements include but are not limited to that the proposed merger will be consummated and that the resulting company will be able to become a fully integrated regenerate medicine company, to provide practical, commercializable cell therapies, to rapidly and cost-efficiently develop new clinical trial, cell therapies, to be positioned to commercialize in both developed and emerging markets and to create higher shareholder value.  These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements. Several factors including the timing of proposed merger, the efficiency of integrating two companies, timing of FDA and foreign regulatory approvals as to products, changes in customer forecasts, our failure to meet customers' purchase order and quality requirements, supply shortages, production delays, changes in the markets for customers' products, introduction timing and acceptance of our new products scheduled for fiscal year 2014, and introduction of competitive products and other factors beyond our control could result in a materially different revenue outcome and/or in our failure to achieve the revenue levels we expect for fiscal 2014.  A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by our forward-looking statements is set forth under the caption "Risk Factors" in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

ThermoGenesis Corp.
Web site: http://www.thermogenesis.com
Contact: Investor Relations
+1-916-858-5107, or
ir@thermogenesis.com

Non-Solicitation
This FAQ and the information contained herein shall not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities, nor shall there be any sale, purchase or exchange of securities in any jurisdiction in which such offer, solicitation, sale, purchase or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information
In connection with the merger, ThermoGenesis intends to file a registration statement (including a prospectus) on Form S-4 with the Securities and Exchange Commission.  Holders of ThermoGenesis Common Stock and TotipotentRx Corporation common stock are urged to read the proxy statement/prospectus and any other relevant documents when filed because they contain important information about ThermoGenesis, TotipotentRx and the merger.  A proxy statement will be sent to holders of our Common Stock and a proxy statement/prospectus will be sent to holders of TotipotentRx Corporation common stock.  When filed, the proxy statement/prospectus and other documents relating to the proposed merger can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents can also be obtained free of charge from ThermoGenesis upon written request to ThermoGenesis, Investor Relations, 2711 Citrus Road Rancho Cordova, CA 95742.